ELEVENTH AMENDMENT

THIS ELEVENTH AMENDMENT, dated as of March 11, 2022 (this “Amendment”), is among DIEBOLD NIXDORF, INCORPORATED (f/k/a Diebold, Incorporated), an Ohio corporation (the “Company”), JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent (in such capacity, the “Administrative Agent”), the other Subsidiary Borrowers party hereto and the Lenders party hereto, and amends that certain Credit Agreement, dated as of November 23, 2015 (as amended by that certain Replacement Facilities Effective Date Amendment, dated as of December 23, 2015, that Second Amendment, dated as of May 6, 2016, that Third Amendment, dated as of August 16, 2016, that Fourth Amendment, dated as of February 14, 2017, that Incremental Amendment, dated as of May 9, 2017, that Fifth Amendment, dated as of April 17, 2018, that Sixth Amendment and Incremental Amendment, dated as of August 30, 2018, that Seventh Amendment, dated as of August 7, 2019, that Eighth Amendment, dated as of February 27, 2020, that Ninth Amendment, dated as of July 20, 2020, and that Tenth Amendment, dated as of November 6, 2020, the “Existing Credit Agreement”, and as amended by this Amendment and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Existing Credit Agreement.

ARTICLE I. AMENDMENTS.

1.1 Pursuant to Section 8.2.4(c) of the Existing Credit Agreement, (a) clause (a) of Section 6.22 of the Existing Credit Agreement is hereby amended and restated to read in full as follows:

“6.22 Total Net Leverage Ratio. (a) Commencing on the last day of the first full fiscal quarter of the Company ending on or after June 30, 2018, the Company shall not permit the Total Net Leverage Ratio to exceed the level set forth below for the applicable period as of the last day of such fiscal quarter of the Company:

Period Ended	Total Net Leverage Ratio
June 30, 2018 – March 31, 2020	7.00:1.00
June 30, 2020 – September 30, 2020	6.50:1.00
December 31, 2020 – March 31, 2021	6.25:1.00
June 30, 2021 – September 30, 2021	6.00:1.00
December 31, 2021	5.75:1.00
March 31, 2022 - June 30, 2022	6.75:1.00
September 30, 2022	6.50:1.00
December 31, 2022	5.50:1.00
March 31, 2023 and thereafter	5.25:1.00”

(b) a new clause (e) shall be added to Section 6.22 of the Existing Credit Agreement and shall read in full as follows:

“(e) Within 10 Business Days after the last day of the fiscal quarters of the Company ended March 31, 2022, June 30, 2022, September 30, 2022 and December 31, 2022, the Company shall, in good faith, prepare and deliver to the Administrative Agent for delivery to the Revolving Credit Lenders, a 13-week cash flow forecast for the 13-week period immediately following the last day of such fiscal quarter, setting forth in reasonable detail the Company and its Subsidiaries’ consolidated forecasted cash flows for such 13-week period; provided that in the event the Company fails to deliver such 13-week cash flow forecast, compliance with Section 6.22(a) shall be tested on the date such delivery failure occurs based on the financial statements most recently delivered pursuant to Section 6.1(i) or (ii) and a maximum Total Net Leverage Ratio level equal to 4.50:1.00.”

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1.2 Furthermore, it is agreed that with respect to Sections 2.19(c)(i), 6.15(ix), 6.15(x) and 6.18(xvii) of the Credit Agreement, references therein to Section 6.22 (and the Total Net Leverage Ratio as used therein) shall be deemed to reference such terms as they existed under the Existing Credit Agreement, unmodified by this Amendment.

ARTICLE II. REPRESENTATIONS.

Each of the Company and the Subsidiary Borrowers (insofar as such representations and warranties relate to such Subsidiary Borrower) makes the representations and warranties in Article V of the Credit Agreement and confirms that such representations and warranties are true and correct as of the date hereof, except to the extent any such representation or warranty relates solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date. Additionally, the Company represents and warrants that immediately before and after giving effect to this Amendment on the date hereof, no Default or Unmatured Default has occurred and is continuing.

ARTICLE III. CONDITIONS TO EFFECTIVENESS.

This Amendment shall become effective on the first date (the “Eleventh Amendment Date”) on which each of the following conditions have been satisfied:
1.this Amendment is duly executed and delivered by the Borrowers, the Administrative Agent and the Required TLA/RC Lenders;

1.the Administrative Agent shall have received a certificate, dated the Eleventh Amendment Date and signed by a responsible officer of the Company, confirming the matters specified in Article II hereof;

1.the Administrative Agent shall have received, for the benefit of each Revolving Credit Lender that has provided its signature hereto to the Administrative Agent no later than 12:00 p.m., New York City time, on March 10, 2022, an amendment fee in an amount equal to 0.20% of the aggregate principal amount of, such Revolving Credit Lender’s outstanding Revolving Credit Commitments on the Eleventh Amendment Date; and

1.the Administrative Agent shall have received, for the account of the applicable Person, (a) any fees owing from the Company in respect of this Amendment, as separately agreed in writing by the Company, and (b) reimbursement or payment of all the Administrative Agent’s reasonable out‑of‑pocket expenses (including reasonable fees, charges and disbursements of counsel) incurred in connection with this Amendment, required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document, and invoiced to the Company at least two Business Days prior to the date hereof.
ARTICLE IV. Amendment Fee.

The Company agrees to pay to the Administrative Agent, for the ratable account of each Revolving Credit Lender who provides consent to the Amendment prior to 12:00 p.m. New York City time on March 10, 2022, on each Payment Date, an amendment fee which shall accrue during the period commencing on the Eleventh Amendment Date and ending upon the date on which the Company delivers a Compliance Certificate to the Administrative Agent demonstrating compliance with the financial covenant in Section 6.22(a) for the fiscal quarter ended December 31, 2022 (the “Amendment Fee”) calculated at a rate per annum equal to the Amendment Fee Rate and calculated based on the Revolving Credit Loans, Swing Loans and Letters of Credit outstanding during each applicable period (in each case held by (or as applicable, attributable to) each consenting Revolving Credit Lender) (based on the days such amounts were outstanding or undrawn, as the case may be, and on the same basis as is applicable under Section 2.8(d) under the Credit Agreement); provided that the Amendment Fee shall only accrue and be payable to the extent that the Total Net Leverage Ratio is greater than 3.75 to 1.00 as of the date of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(i) or 6.1(ii), as the case may be.

For purposes of this Article IV, the term “Amendment Fee Rate” has the following meaning:

“Amendment Fee Rate” means a rate per annum equal to 0.25%.

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ARTICLE V. MISCELLANEOUS.

5.1 On and after the date hereof, references in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended, restated, modified or supplemented from time to time. This Amendment shall constitute a Loan Document.

5.2 Except as expressly amended hereby, each of the Borrowers agrees that the Credit Agreement and the other Loan Documents are ratified and confirmed and shall remain in full force and effect in accordance with their terms and that they are not aware of any set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Nothing herein shall be deemed to entitle any Borrower to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall not constitute a novation of any Obligations.

5.3 This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any other Loan Document shall be deemed to include an executed counterpart of a signature page of this Amendment by telecopy or electronic mail message (an “Electronic Signature”), deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of a Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.

5.4 This Amendment shall be construed in accordance with and governed by the law of the State of New York.

5.5 Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DIEBOLD NIXDORF, INCORPORATED

By:	/S/ Jeffrey L. Rutherford
Name:	Jeffrey L. Rutherford
Title:	Executive Vice President and Chief Financial Officer

DIEBOLD SELF-SERVICE SOLUTIONS S.ar.l

By:	/S/ James A. Barna
Name:	James A. Barna
Title:	Senior Vice President, Treasury and Tax

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JPMORGAN CHASE BANK. N.A., as Administrative Agent and as a Revolving Credit Lender

By:	/S/ Vidita J. Shah
Name:	Vidita J. Shah
Title:	Vice President

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BANK OF AMERICA, N.A., as a Revolving Credit Lender

By:	/S/ Gregg Bush
Name:	Gregg Bush
Title:	Senior Vice President

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HSBC Bank USA, National Association, as a Revolving Credit Lender

By:	/S/ Stephen M. Ellsworth
Name:	Stephen M. Ellsworth
Title:	Vice President

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PNC BANK, NATIONAL ASSOCIATION, as a Revolving Credit Lender

By:	/S/ Scott A. Nolan
Name:	Scott A. Nolan
Title:	Senior Vice President

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U.S. Bank National Association, as a Revolving Credit Lender

By:	/S/ Andrew Stredde
Name:	Andrew Stredde
Title:	Vice President

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The Governor and Company of the Bank of Ireland, as a Revolving Credit Lender

By:	/S/ Christopher Dick
Name:	Christopher Dick
Title:	Manager

By:	/S/ Dan O’Donnell
Name:	Dan O’Donnell
Title:	Senior Manager

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Credit Suisse AG, Cayman Islands Branch, as a Revolving Credit Lender

By:	/S/ Komal Shah
Name:	Komal Shah
Title:	Authorized Signatory

By:	/S/ Nawshaer Safi
Name:	Nawshaer Safi
Title:	Authorized Signatory
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